Exhibit 99.1

Gulfport Energy Reports First Quarter 2007 Results and Announces First Production and Expanded Drilling Program at Hackberry Field

OKLAHOMA CITY (May 14, 2007) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the first quarter of 2007. The company also announced first production and the expansion of its exploratory drilling activities in the Hackberry field.

For the first quarter of 2007, Gulfport reported net income of $7.3 million on revenues of $20.4 million, or $0.21 per diluted share. Net income increased 158% compared to the first quarter of 2006.

EBITDA (as defined below) for the first quarter of 2007 was $13.8 million, an increase of 225% from the first quarter of 2006 due to increased production levels. Cash flow from operating activities before changes in working capital was $13.3 million.

Production and Operational Highlights

Net production was 341,526 barrels of oil and 157,903 million cubic feet (“MCF”) of natural gas or 367,844 barrels of oil equivalent (“BOE”) for the first quarter of 2007. Realized price, which includes transportation, for the quarter was $56.38 per barrel of oil, $7.02 per MCF of natural gas or total equivalent of $55.36 per BOE.

Year-to-date, Gulfport drilled 11 wells in southern Louisiana. The company drilled seven wells at West Cote Blanche Bay (“WCBB”), four of the wells are producing, one well is awaiting completion and two wells are non-productive. The company drilled four wells at the Hackberry Field, one well is producing, two wells have been completed and are awaiting gas pipeline interconnects and one is awaiting completion. The company also performed 18 recompletions, all at the West Cote field.

Initial Production and Test Rates at Hackberry Field

The following table sets forth the initial production and test rates from our exploratory activity at the Hackberry field:

		Gross Test Rates
Well #	Status	BOPD	MCF/D	Choke	Flow Tubing Pressure	Shut-in Tubing Pressure
2006 No. 1	Testing	—	—	—	—	—
2007 No. 1	Tested	140	3,126	11/64	4,625	4,750
2007 No. 2	Producing	384	30	—	186	450
2007 No. 3	Drilled	—	—	—	—	—
2007 No. 4	Tested	196	2,020	15/64	2,173	3,900

Updated 2007 Capital Budget

Due to the successful drilling results, Gulfport intends to expand its 2007 drilling program in the Hackberry field. In addition to the four wells drilled this year at the Hackberry field, Gulfport now plans on drilling approximately 8 to 10 more wells in Hackberry during 2007. For the year to date in 2007, we have spent approximately $25 million on drilling and production facilities at Hackberry. We anticipate spending an additional $35 to $45 million at Hackberry during the remainder of 2007 resulting in $60 to $70 million of estimated total capital expenditures at Hackberry during 2007. As a result of the additional Hackberry drilling, Gulfport is increasing its total estimated 2007 capital expenditure budget to $120 to $130 million.

Conference Call

Gulfport Energy will host a conference call today at 11:00 a.m. Eastern time to discuss its first quarter 2007 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-713-8310. The passcode for the call is 47225152. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 72981422. The webcast will be archived for 30 days on the company’s website.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. Gulfport, through a joint venture, recently acquired an acreage position in the Alberta oil sands in Canada and drilled core samples this winter. In addition, Gulfport also has an indirect interest in the producing Phu Horm gas field in Thailand.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the company’s filings with the Securities and Exchange Commission, including its Forms 10-KSB, 10-QSB and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in working capital is a non-GAAP financial measure equal to cash flows from operating activities before changes in working capital. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in working capital are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in working capital are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in working capital measures presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

John Kilgallon

Director, Investor Relations

jkilgallon@gulfportenergy.com

405-242-4474

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Gas sales	$1,108,000	$543,000
Oil and condensate sales	19,254,000	3,907,000
Other income	19,000	6,000

	20,381,000	4,456,000

Costs and expenses:
Lease operating expenses	3,177,000	1,352,000
Production taxes	2,445,000	565,000
Depreciation, depletion, and amortization	5,670,000	993,000
General and administrative	1,081,000	1,002,000
Accretion expense	138,000	149,000

	12,511,000	4,061,000

INCOME FROM OPERATIONS	7,870,000	395,000

OTHER (INCOME) EXPENSE:
Interest expense	640,000	270,000
Business interruption insurance recoveries	—	(2,655,000)
Interest income	(110,000)	(48,000)

	530,000	(2,433,000)

INCOME BEFORE INCOME TAXES	7,340,000	2,828,000

INCOME TAX EXPENSE	53,000	—

NET INCOME	$7,287,000	$2,828,000

NET INCOME PER COMMON SHARE:
Basic	$0.21	$0.09

Diluted	$0.21	$0.08

Gulfport Energy Corporation

Reconciliation of EBITDA and Cash Flow

(unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Net Income	$7,287,000	$2,828,000
Interest expense	640,000	270,000
Income tax expense	53,000	—
Accretion expense	138,000	149,000
Depreciation, depletion, and amortization	5,670,000	993,000

EBITDA	$13,788,000	$4,240,000

	Three Months Ended
	March 31, 2007	March 31, 2006
Cash flow from operating activities	$14,056,000	$2,428,000
Adjustments:
Changes in working capital	(749,000)	1,720,000

Cash flow from operating activities before changes in working capital	$13,307,000	$4,148,000

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	1Q2007	1Q2006
Production Volumes:

Oil (MBbls)	341.5	64.3
Gas (MMcf)	157.9	92.0
Oil Equivalents (MBOE)	367.8	79.7

Average Realized Price:

Oil (per Bbl)	$56.38	$60.74
Gas (per Mcf)	$7.02	$5.90
Oil Equivalents (MBOE)	$55.36	$55.86